     As filed with the Securities and Exchange Commission on March 20, 2002

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                Kraft Foods Inc.
             (Exact name of registrant as specified in its charter)

            Virginia                                       52-2884372
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                          Identification
                                                             Number)
       Three Lakes Drive
      Northfield, Illinois
(Address of Principal Executive                               60093
            Offices)                                       (Zip Code)
                               ----------------
                Kraft Foods Inc. 2001 Performance Incentive Plan
       Kraft Foods Inc. 2001 Compensation Plan for Non-Employee Directors
                           (Full titles of the plans)

                             Calvin J. Collier, Esq.
                                 General Counsel
                                Kraft Foods Inc.
                                Three Lakes Drive
                           Northfield, Illinois 60093
                     (Name and address of agent for service)
                                 (847) 646-2805
          (Telephone number, including area code, of agent for service)

===============================================================================================================================
                                                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                 Proposed         Proposed
                                                                                  maximum          maximum          Amount of
  Title of securities                                      Amount to be       offering price      aggregate       registration
   to be registered             Title of Plan               registered          per share(1)   offering price(1)      fee(2)
-------------------------------------------------------------------------------------------------------------------------------
                           Kraft Foods Inc. 2001
Class A common stock,      Performance Incentive
  no par value             Plan                            75,000,000 shs.(3)     $37.37        $2,802,750,000      $257,853.00
-------------------------------------------------------------------------------------------------------------------------------
                           Kraft Foods Inc. 2001
Class A common stock,      Compensation Plan for
  no par value             Non-Employee Directors             500,000 shs.(3)     $37.37        $   18,685,000      $  1,719.02
-------------------------------------------------------------------------------------------------------------------------------
                                                    Total: 75,500,000 shs.(3)                   $2,821,435,000      $259,572.02
===============================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee and calculated in accordance with Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices for the Class A common stock reported in the consolidated reporting system on March 14, 2002.

(2) This registration fee is offset by a registration fee that was previously paid by the Registrant in connection with its Registration Statement
No. 333-71266 filed on October 9, 2001.

(3) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Kraft Foods Inc. (the "Company") with the Commission (File No. 1-16483) are incorporated herein by reference and made a part hereof:

         (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2001;

         (ii) the Company's Current Report on Form 8-K, filed with the Commission on January 30, 2002; and

         (iii) the description of the Company's Class A common stock contained in the Company's Registration Statement on Form 8-A dated May 9, 2001, including any subsequent amendment or any report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Virginia Stock Corporation Act (the "VSCA") permits, and the Company's Articles of Incorporation require, indemnification of the Registrant's directors, officers and controlling persons in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. The Company's Articles of Incorporation require the Company to indemnify its directors, officers and controlling persons to the full extent permitted by the VSCA. Sections 13.01-697 and 13.01-702 of the VSCA generally authorize a Virginia corporation to indemnify its directors, officers, employees or agents in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Section 13.01-704 of the VSCA also provides that a Virginia corporation has the power to make any further indemnity to any director, officer, employee or agent, including under its articles of incorporation or any bylaw or shareholder resolution, except an indemnity against their willful misconduct or a knowing violation of the criminal law.

         The Company's Articles of Incorporation also provide that, to the full extent that the VSCA permits the limitation or elimination of the liability of directors, officers and certain controlling persons, no director, officer or such controlling person of the Company shall be liable to the Company or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct. Section 13.1-692.1 of the VSCA presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are hereby incorporated by reference herein.

         The Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.    Description
-----------    -----------
   4.1         Kraft Foods Inc. 2001 Performance Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company's Amendment No. 5 to
               Form S-1, filed with the Commission on June 8, 2001 (Reg. No.
               333-57162)).

   4.2 Kraft Foods Inc. 2001 Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.5 to the Company's Amendment No. 1 to Form S-1, filed with the Commission on May 2, 2001).

   4.3 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form S-1, filed with the Commission on March 16, 2001).

   4.4 Articles of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's Form S-1, filed with the Commission on March 16, 2001).

   4.5 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Amendment No. 5 to Form S-1, filed with the Commission on June 8, 2001).

   5 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

   23.1        Consent of Hunton & Williams (included in Exhibit 5).

   23.2 Consent of PricewaterhouseCoopers LLP, Independent Accountants (filed herewith).

   24          Powers of Attorney executed by Geoffrey C. Bible, Louis C.
               Camilleri, Roger K. Deromedi, W. James Farrell, Betsy D. Holden, John C. Pope, Mary L. Schapiro, William H. Webb and Deborah C. Wright (filed herewith).

Item 9.  Undertakings.

  (a)    The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 20th day of March, 2002.

                                             KRAFT FOODS INC.


                                             By:    /s/ JAMES P. DOLLIVE
                                                -----------------------------
                                                Name:  James P. Dollive
                                                Title: Senior Vice President and
                                                       Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                Title                          Date
                                          Senior Vice President and Chief
        /s/ JAMES P. DOLLIVE              Financial Officer (principal          March 20, 2002
---------------------------------------   financial officer)
            James P. Dollive

                                          Vice President and Controller
       /s/ JOHN F. MOWRER, III            (principal accounting officer)        March 20, 2002
---------------------------------------
           John F. Mowrer, III

  Roger K. Deromedi and Betsy D. Holden   Co-Chief Executive Officers
                                          and Directors
By:    /s/ JAMES P. DOLLIVE
    -----------------------------------                                         March 20, 2002
       James P. Dollive, Attorney-in-fact

Geoffrey C. Bible, Louis C. Camilleri,
W. James Farrell, John C. Pope, Mary L.   Directors
Schapiro, William H. Webb and Deborah
C. Wright

By:    /s/ JAMES P. DOLLIVE                                                     March 20, 2002
    ----------------------------------
       James P. Dollive, Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
   4.1 Kraft Foods Inc. 2001 Performance Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company's Amendment No. 5 to Form S-1, filed with the Commission on June 8, 2001 (Reg. No. 333-57162)).

   4.2 Kraft Foods Inc. 2001 Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.5 to the Company's Amendment No. 1 to Form S-1, filed with the Commission on May 2, 2001).

   4.3 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form S-1, filed with the Commission on March 16, 2001).

   4.4 Articles of Amendment to the Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's Form S-1, filed with the Commission on March 16, 2001).

   4.5 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Amendment No. 5 to Form S-1, filed with the Commission on June 8, 2001).

   5 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

   23.1        Consent of Hunton & Williams (included in Exhibit 5).

   23.2 Consent of PricewaterhouseCoopers LLP, Independent Accountants (filed herewith).

   24          Powers of Attorney executed by Geoffrey C. Bible, Louis C.
               Camilleri, Roger K. Deromedi, W. James Farrell, Betsy D. Holden, John C. Pope, Mary L. Schapiro, William H. Webb and Deborah C. Wright (filed herewith).